UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2025

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting of Stockholders on May 16, 2025. At the Annual Meeting, the Company’s stockholders cast their votes on three proposals, as set forth below. The Company had 46,495,087 shares outstanding on March 21, 2025, the record date, and 43,292,934 (93.1%) were represented at the Annual Meeting.

Proposal 1.

The nominees for election as Class 3 directors to serve until the 2028 Annual Meeting of Stockholders, were elected based upon the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven J. Bilodeau	38,747,100	1,518,537	62,165	2,965,132

James A. Donahue	37,860,160	2,373,640	94,002	2,965,132

Andreas W. Mattes	39,973,447	291,873	62,482	2,965,132

The remaining directors whose terms continue until 2026 are William E. Bendush, Karen M. Rapp and Nina L. Richardson, and until 2027 are Andrew M. Caggia, Yon Y. Jorden and Luis A. Müller.

Proposal 2.

The advisory vote on executive compensation of Named Executive Officers, as disclosed in the Proxy Statement, was approved. The results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	39,375,330	752,488	199,984	2,965,132

Proposal 3.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was approved. The results were as follows:

	Votes For	Votes Against	Abstentions
	41,487,927	1,753,414	51,593

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 19, 2025	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: Senior VP Finance and Chief Financial Officer